MANAGEMENT SERVICES AGREEMENT


THIS AGREEMENT made this _____ day of _________, 199___.


BETWEEN:	REBOUND RUBBER CORPORATION
		600 - 3795 Carey Road
		Victoria, British Columbia
		V8Z 6T8
			(hereinafter referred to as "Rebound")

			OF THE FIRST PART


AND:		SHINA INVESTMENTS LTD.
		P.O. Box 422,
		Brentwood Bay, British Columbia
		V8M 1R3
			(hereinafter referred to as the "Contractor")

			OF THE SECOND PART


WHEREAS Rebound Rubber Corporation has acquired certain technology rights which it intends to develop and promote in the North
American market
and eventually the world market and the Board of Directors has initiated a plan of action to evaluate business strategies and develop appropriate profitable business activities or associations, and pursuant thereto the
Company requires the services of management personnel,


AND WHEREAS the Company is in an uncertain financial position and, consequently, is not empowered to make long term financial commitments,

THEREFORE, the parties hereto agree as follows:

1.	Term:

This contract shall be on a month-to-month basis with a minimum period of operation of nine (9) months.

2.	Commencement:

Commencement is April 1, 1998 (to be extended for a further one year if agreed by both parties)


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3.	Compensation:

Compensation shall be at the rate of $6,000.00 per month for each month the contract is activated (subject to review for the one year extension)

4.	Payment Terms:

Payment shall not be required to be paid monthly but shall accrue as an obligation of Rebound to the Contractor. Payments will be made in such amounts and at such times that management deems appropriate relative to cash resources available or contemplated for the Company.

5.	Conditions of Employment:

Rebound recognizes that the compensation herein may not be commensurate with normal industry standards pursuant to the qualifications and experience of the Contractor's designated personnel. Accordingly, Rebound agrees to consider additional remuneration from time to time pursuant to intensified activity periods and may compensate the Contractor or their designated personnel by way of stock options, bonuses or other incentive remuneration.

6.	Position:

The Contractor shall supply on an equivalent to full time basis a designated executive employee to fulfill the position of Chief Financial Officer of the Company. Until such time and unless as agreed otherwise, the designated person pursuant to this ontract shall be Michael Pinch. By mutual agreement, the Contractor and Rebound may change this designation, subject to approval of regulatory bodies as required.

7.	Duties:

	The Chief Financial Officer shall be responsible for:

- 	all financial and accounting records including
preparation for audit;

-	all statutory filings and remittances including the
filing of Corporation Tax Returns and other information returns;

- 	financial projections, budgets and business plan
preparation together with the Chief Executive Officer

-	financial evaluation of target businesses or potential
acquisitions or mergers;

-	other financial, tax or corporate administrative
duties.

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IN WITNESS WHEREOF the parties hereto hereby agree to
the above terms and conditions and have executed this Agreement on the day and year first written above.


REBOUND RUBBER CORP.

/s/ D. ELROY FIMRITE			/s/ KEN MOWERS
-----------------------------		---------------
Authorized Signatory			Witness




SHINA INVESTMENTS LTD..


/s/ MICHAEL PINCH
-------------------------------------		seal
Authorized Signatory

MANAGEMENT SERVICES AGREEMENT
ADDENDUM

WHEREAS Rebound Rubber Corporation (Rebound) has an agreement dated April 1, 1998 with Shina Investments Ltd.
("the "Contractor") for the provision of management services and

WHEREAS Rebound and the Contractor wish to extend the agreeement for an additional year to December 31, 1999 as provided in the agreement,

THEREFORE the parties agree as follows:

1. The term of the agreement will be one year commencing on January 1, 1999 and ending on December 31, 1999.

2. Compensation shall be at the rate of $7,750.00 per month for the 12 month period.

3. All other terms and conditions will remain the same.


IN WITNESS WHEREOF the parties hereto agree to the above terms and conditions and have executed this Agreeement as at January 4, 1999.


REBOUND RUBBER CORP.

/s/ D.ELROY FIMRITE		/s/ MARILYN DUMONT
-------------------		-----------------------
Authorized Signatory		Witness



SHINA INVESTMENTS LTD.

/s/ MICHAEL C.  PINCH			seal
---------------------------------------
Authorized Sigantory